Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In re: BURLINGTON INDUSTRIES, INC., a Delaware corporation, et al., Debtors.	: : : : : :	Chapter 11 Jointly Administered Case No. 01-11282 (RJN)

ORDER CONFIRMING FIRST AMENDED JOINT PLAN OF REORGANIZATION

OF BURLINGTON INDUSTRIES, INC. AND ITS DEBTOR SUBSIDIARIES

The above-captioned debtors and debtors in possession (collectively, the “Debtors”), having proposed the First Amended Joint Plan of Reorganization of Burlington Industries, Inc. and Its Debtor Subsidiaries (in the form dated as of August 27, 2003 and included in the solicitation packages, the “August 27, 2003 Plan,” a true and correct copy of which is annexed hereto as Appendix I, without exhibits), as modified by certain modifications filed with the Bankruptcy Court on October 21, 2003 (the “Modifications,” a true and correct copy of which is annexed hereto as Appendix II, and collectively with the August 27, 2003 Plan, as modified, the “Plan”)[1] and the Bankruptcy Court having conducted a hearing to consider confirmation of the Plan on October 30, 2003 (the “Hearing”); and the Bankruptcy Court having considered (i) the testimony, affidavits and exhibits admitted into evidence at the Hearing, (ii) the arguments of counsel presented at the Hearing, (iii) the objections Filed with respect to confirmation of the Plan and the responses Filed thereto and (iv) the pleadings Filed in support of confirmation; and the Bankruptcy Court being familiar with the Plan and other relevant factors affecting these jointly administered cases (the “Reorganization Cases”) pending under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”); and the Bankruptcy Court having

1	All capitalized terms used but not defined herein have the meanings given to them in the Plan.

taken judicial notice of the entire record of the Reorganization Cases; and the Bankruptcy Court having found that due and proper notice has been given with respect to the Hearing and the deadlines and procedures for objections to the Plan; and the appearance of all interested parties having been duly noted in the record of the Hearing; and upon the record of the Hearing, and after due deliberation thereon, and sufficient cause appearing therefor;

IT IS HEREBY FOUND AND CONCLUDED,2 as follows:

JURISDICTION AND VENUE

A.     The Bankruptcy Court has jurisdiction to conduct the Hearing and to confirm the Plan pursuant to 28 U.S.C. § 1334.

B.     Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b), and this Court has jurisdiction to enter a final order with respect thereto.

C.     The Debtors are proper debtors under section 109 of the Bankruptcy Code and the Debtors are proper proponents of the Plan under section 1121(a) of the Bankruptcy Code.

D.     Each of the conditions precedent to the entry of this Confirmation Order has been satisfied or properly waived in accordance with Section IX.A of the Plan.

MODIFICATIONS OF THE PLAN

E.     The Modifications do not materially or adversely affect or change the treatment of any Claim against or Interest in any Debtor. Pursuant to section 1127(b) of the Bankruptcy Code and Bankruptcy Rule 3019, the Modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of acceptances or rejections of the Plan under section 1126 of the Bankruptcy Code, nor do they require that

2 The Findings of Fact and Conclusions of Law contained herein constitute the findings of fact and conclusions of law required to be entered by this Court pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Rules 7052 and 9014 of the Federal Rules of Bankruptcy

holders of Claims against or Interests in the Debtors be afforded an opportunity to change previously cast acceptances or rejections of the Plan as Filed with the Bankruptcy Court. Disclosure of the Modifications on the record at the Confirmation Hearing constitutes due and sufficient notice thereof under the circumstances of the Reorganization Cases. Accordingly, the Plan (as modified) is properly before the Bankruptcy Court and all votes cast with respect to the Plan prior to the Modifications shall be binding and shall be deemed to be cast with respect to the Plan as modified.

STANDARDS FOR CONFIRMATION

UNDER SECTION 1129 OF THE BANKRUPTCY CODE

F.     Section 1129(a)(1). The Plan complies with each applicable provision of the Bankruptcy Code. In particular, the Plan complies with the requirements of sections 1122 and 1123 as follows:

•	In accordance with section 1122(a) of the Bankruptcy Code, Article II of the Plan classifies each Claim against and Interest in the Debtors into a class containing only substantially similar Claims or Interests;

•	In accordance with section 1123(a)(1) of the Bankruptcy Code, Article II of the Plan properly classifies all Claims and Interests that require classification;

•	In accordance with section 1123(a)(2) of the Bankruptcy Code, Article III of the Plan properly identifies and describes each class of Claims that is unimpaired by the Plan;

•	In accordance with section 1123(a)(3) of the Bankruptcy Code, Article III of the Plan properly identifies and describes the treatment of each impaired class of Claims or Interests;

•	In accordance with section 1123(a)(4) of the Bankruptcy Code, the Plan provides the same treatment for each Claim or Interest in a

(continued…)

Procedure (the “Bankruptcy Rules”). To the extent any finding of fact constitutes a conclusion of law, it is adopted as such. To the extent any conclusion of law constitutes a finding of fact, it is adopted as such.

particular class unless the holder of such a Claim or Interest agrees to less favorable treatment;

•	In accordance with section 1123(a)(5) of the Bankruptcy Code, the Plan, including Article IV of the Plan, provides adequate means for its implementation;

•	In accordance with section 1123(a)(6) of the Bankruptcy Code, the Reorganized Debtors’ charters, bylaws or similar constituent documents contain provisions prohibiting the issuance of non-voting equity securities and provide for the appropriate distribution of voting power among all classes of equity securities authorized for issuance; and

•	In accordance with section 1123(a)(7) of the Bankruptcy Code, the provisions of the Plan and Reorganized Debtors’ charter, bylaws or similar constituent documents regarding the manner of selection of officers and directors of Reorganized Debtors are consistent with the interests of creditors and equity security holders and with public policy.

G.     Section 1129(a)(2).  The Debtors have complied with all applicable provisions of the Bankruptcy Code. In particular, the Plan complies with the requirements of sections 1125 and 1126 as follows:

•	On or before September 12, 2003, the Debtors, through their solicitation and balloting agent, Logan & Company, Inc. (“Logan”) caused copies of: (1) the Confirmation Hearing Notice; (2) the Disclosure Statement (together with the exhibits thereto, including the Plan, that had been Filed with the Bankruptcy Court before date of the mailing); (3) the solicitation letters of the Debtors and the Creditors’ Committee; and (4) with respect to holders of Claims in Classes that were entitled to vote to accept or reject the Plan (i.e., Claims in Classes 3, 4 and 5) an appropriate form of Ballot and return envelope (collectively, the materials described in clauses (1)-(4), the “Solicitation Packages”) to be transmitted to (a) all Persons or entities that had Filed proofs of claim on or before the Record Date, (b) all Persons or entities listed in the Debtors’ Schedules as holding liquidated, noncontingent, undisputed claims as of the Record Date, (c) all other known holders of Claims against or Interests in the Debtors, if any, as of the Record Date, (d) all parties in interest that had Filed requests for notice in accordance with Bankruptcy Rule 2002 in the Debtors’ Reorganization Cases on or before the Record Date and (e) the U.S. Trustee;

•	On or before September 26, 2003, the Debtors, through Logan, caused a copy of the Confirmation Notice to be published in the national editions of The Wall Street Journal and The New York Times, in accordance with the Solicitation Procedures Order;

•	On or before September 30, 2003, the Debtors filed the exhibits to the Plan and the Plan Supplement and made these documents available on the Document Website;

•	The Confirmation Hearing Notice provided due and proper notice of the Hearing and all relevant dates, deadlines, procedures and other information relating to the Plan and/or the solicitation of votes thereon, including the Voting Deadline, the Objection Deadline, the time, date and place of the Hearing;

•	All Persons entitled to receive notice of the Disclosure Statement, the Plan and the Hearing have received proper, timely and adequate notice in accordance with the Solicitation Procedures Order, applicable provisions of the Bankruptcy Code and the Bankruptcy Rules and have had an opportunity to appear and be heard with respect thereto;

•	Votes with respect to the Plan were solicited in good faith and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules and the Solicitation Procedures Order, including the inclusion of letters from the Debtors and the Creditors’ Committee recommending acceptance of the Plan in the Solicitation Packages. The Debtors, the Reorganized Debtors and their respective directors, officers, employees and professionals, acting in such capacity; the DIP Lenders and the Prepetition Lenders; and the Creditors’ Committee, its respective members and each of their respective directors, officers, employees, agents, members and professionals, acting in such capacity, have acted in “good faith,” within the meaning of section 1125(e) of the Bankruptcy Code;

•	The Plan was voted on by all classes of impaired Claims that were entitled to vote pursuant to the Bankruptcy Code, the Bankruptcy Rules and the Solicitation Procedures Order;

•	Logan has made a final determination of the validity of, and tabulation with respect to, all acceptances and rejections of the Plan by holders of Claims entitled to vote on the Plan, including the amount and number of accepting and rejecting Claims in Classes 3, 4 and 5 under the Plan;

•	Each of Classes 3, 4 and 5 have accepted the Plan by at least two-thirds in amount and a majority in number of the Claims in such Classes actually voting; and

•	The determination of Logan with respect to the voting on the Plan validly and correctly sets forth the tabulation of votes, as required by the Bankruptcy Code, Bankruptcy Rules and the Solicitation Procedures Order.

H.     Section 1129(a)(3).  The Plan has been proposed in good faith and not by any means forbidden by law. In so finding, the Bankruptcy Court has considered the totality of the circumstances in these Reorganization Cases. The Plan is the result of extensive arm’s length negotiations and reflects substantial input from the principal constituencies having an interest in the Debtors’ Reorganization Cases and, as evidenced by the overwhelming acceptance of the Plan, achieves the goal of consensual reorganization embodied by the Bankruptcy Code.

I.     Section 1129(a)(4).  No payment for services or costs in connection with the Reorganization Cases or the Plan has been made by a Debtor other than payments that have been authorized by order of the Bankruptcy Court. Further, pursuant to Section III.A.1.e.ii of the Plan, all such payments to be made will be subject to review and approval by this Court.

J.     Section 1129(a)(5).  The Debtors have disclosed that, on the Effective Date, the Distribution Trust Representative will become the sole director and officer of any Reorganized Debtor whose New Common Stock or New Subsidiary Equity Interests are issued to the BII Distribution Trust. Such disclosure by the Debtors is due and proper and the appointment of the Distribution Trust Representative is consistent with the interests of creditors, equity security holders and with public policy.

K.     Section 1129(a)(6).  The Plan does not provide for any changes in rates that require regulatory approval of any governmental agency.

L.     Section 1129(a)(7).  Each holder of an impaired Claim or Interest that has not accepted the Plan will, on account of such Claim or Interest, receive or retain property under the Plan having a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

M.    Section 1129(a)(8).  The Plan has not been accepted by all impaired classes of Claims and Interests because holders of Claims or Interests in Classes 6, 7 and 8 are not receiving or retaining any property under the Plan and, therefore, are deemed to have rejected the Plan. Nevertheless, as more fully explained below, the Plan is confirmable because it satisfies 1129(b)(1) of the Bankruptcy Code with respect to such non-accepting classes of Claims and Interests.

N.    Section 1129(a)(9).  The Plan provides treatment for Administrative Claims, Priority Tax Claims and Priority Claims that is consistent with the requirements of section 1129(a)(9) of the Bankruptcy Code.

O.    Section 1129(a)(10).  The Plan has been accepted by all classes of impaired Claims that are entitled to vote on the Plan, including Classes 3, 4 and 5, determined without including any acceptance of the Plan by any insider.

P.    Section 1129(a)(11).  Confirmation of the Plan is not likely to be followed by the liquidation or the need for the further financial reorganization of the Debtors.

Q.     Section 1129(a)(12).  The Plan provides for the payment of all fees payable under section 1930, title 28, United States Code by the Debtors on the Effective Date (or as soon as practicable thereafter). After the Effective Date and until these Reorganization Cases are closed, converted or dismissed, the Plan provides for the payment of all such fees as they become due and payable.

R.     Section 1129(a)(13).  There are no retiree benefits, as the term is defined in section 1114 of the Bankruptcy Code, to be continued by the Debtors as to any current or former employees. Thus, section 1129(a)(13) of the Bankruptcy Code is inapplicable to the Reorganization Cases.

S.     Section 1129(b).  The Plan does not “discriminate unfairly” because each dissenting class is treated substantially equally to similarly situated classes and no holder of a Claim or Interest will receive more than it is legally entitled to receive on account of its Claim or Interest. The Plan is “fair and equitable” because, except as otherwise agreed to by the holders of such senior claims, the Plan does not provide a recovery to any holder of a Claim or Interest that is junior to the classes of Claims that are not being paid in full (i.e., Unsecured Claims in Class 4).

T.     Section 1129(c).  The Plan (including previous versions thereof) is the only plan that has been Filed in the Reorganization Cases that has been found to satisfy the requirements of subsections (a) and (b) of section 1129 of the Bankruptcy Code. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code have been satisfied.

U.    Section 1129(d).  No party in interest, including no governmental unit, has requested that the Bankruptcy Court deny confirmation of the Plan on grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, and the principal purpose of the Plan is not such avoidance. Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

EXECUTORY CONTRACTS

V.     Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, upon the occurrence of the Effective Date, Article V of the Plan provides for the assumption, assumption and assignment or rejection of certain executory contracts and unexpired leases. The Debtors’

determinations regarding the assumption, assumption and assignment and rejection of executory contracts and unexpired leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan and are in the best interests of the Debtors, their estates, holders of Claims and other parties in interest in these Reorganization Cases. The Debtors have filed Exhibits V.A.1 and V.C to the Plan and have provided notice of the Debtors’ determinations regarding the assumption, assumption and assignment and rejection of executory contracts and unexpired leases in accordance with the Contract Procedures Order.

SETTLEMENTS AND RELEASES

W.    Pursuant to section 1123(b) of the Bankruptcy Code and Bankruptcy Rule 9019(a), and in consideration of the classification, distributions and other benefits provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all the Claims and controversies resolved pursuant to the Plan (collectively, the “Settlements”). Based upon the representations and arguments of counsel to the Debtors, the Creditors’ Committee and all other testimony either actually given or proffered and other evidence introduced at the Hearing and the full record of these Reorganization Cases, the findings and conclusions of which are hereby incorporated by reference as if fully set forth herein, the Bankruptcy Court finds that the Settlements:

•	reflect a reasonable balance between certainty and the risks and expenses of both future litigation and the continuation or conversion of these Reorganization Cases;

•	are fair and equitable and in the best interest of the Debtors, their Estates, creditors and other parties in interest; and

•	are essential to the successful implementation of the Plan.

X.    The release, exculpation and injunction provisions set forth in, among others, Sections IV.D and XIII.B of the Plan (collectively, the “Plan Releases”) are, individually and collectively, integral to the Plan, necessary for the successful implementation of the Plan and supported by reasonable consideration.

Y.     The Debtors, the Creditors’ Committee, the Prepetition Lenders and the DIP Lenders and all creditors who voted to accept the Plan or returned signed unmarked ballots have consented or are deemed to have consented to the Plan Releases.

Z.     The Plan Releases are fair to the releasing party.

ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED AND DECREED, AS FOLLOWS:

A.    Confirmation of Plan

1.     The record of the Hearing is hereby closed.

2.     The Plan and each of its provisions (whether or not specifically approved herein) are confirmed in each and every respect, pursuant to section 1129 of the Bankruptcy Code; provided, however, that if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of the Plan shall control.

3.     Any objections or responses to confirmation of the Plan and reservation of rights contained therein that have not been withdrawn, waived or settled prior to the entry of this Confirmation Order are hereby overruled in their entirety and on their merits, and all withdrawn objections or responses are hereby deemed withdrawn with prejudice.

B.     Approval of Settlements

4.     Pursuant to Bankruptcy Rule 9019, the Settlements as set forth in Sections IV.D.2 and XI.C.2 of the Plan are approved in all respects.

C.     Approval of Releases

5.     The Plan Releases as set forth in, among others, Sections IV.D.3 and XIII.B of the Plan are approved in all respects, are incorporated herein in their entirety, are so ordered and shall be immediately effective on the Effective Date of the Plan without further order or action on the part of the Bankruptcy Court, any of the parties to such releases or any other party.

6.     Notwithstanding any language to the contrary contained in the Disclosure Statement, the Plan and/or this Confirmation Order, no provision shall release any nondebtor, including any officer and/or director of the Debtors and/or any nondebtor included in the Released Parties, from liability to the United States of America and any of its agencies, including the U.S. Securities and Exchange Commission, in connection with any civil or criminal action brought by such governmental unit against such person(s).

7.     Nothing in the Plan or this Confirmation Order shall limit any entity’s liabilities to a governmental unit under applicable police and regulatory statutes or regulations as an owner or operator of property after the Effective Date. Nothing in the Plan or this Confirmation Order shall release, discharge or preclude any claim or remedy of the United States Environmental Protection Agency (“U.S. EPA”) or any state environmental agency that is not within the definition of a Claim as of the Effective Date. Any Claim held by the U.S. EPA or any state environmental agency on or before the Effective Date is subject in all respect to the terms of the Plan and this Confirmation Order; provided, however, that nothing in this sentence abrogates the first sentence hereof. Moreover, any and all rights, remedies and defenses of the Debtors, the Reorganized Debtors, the Estates and any other entity under applicable environmental laws in connection with the foregoing are specifically reserved and unaffected by the Plan and this Confirmation Order.

D.     Order Binding on All Parties; No Stay of Order

8.     The stay contemplated by Bankruptcy Rule 3020(e) shall not apply to this Confirmation Order. Subject to the provisions of Section IX.B of the Plan, and notwithstanding any otherwise applicable law, immediately upon the entry of this Confirmation Order, the terms of the Plan and this Confirmation Order are deemed binding upon the Debtors, the Reorganized Debtors, the Buyer, any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are impaired under the Plan or whether the holders of such Claims or Interests accepted, rejected or are deemed to have accepted or rejected the Plan), any and all non-debtor parties to Executory Contracts and Unexpired Leases with any of the Debtors and any and all entities who are parties to or are subject to the settlements, compromises, releases, waivers, discharges and injunctions described herein and the respective heirs, executors, administrators, trustees, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, guardians, successors or assigns, if any, of any of the foregoing. The provisions of Federal Rule of Civil Procedure 62(a) and Bankruptcy Rules 3020(e) and 7062 shall not apply to this Confirmation Order, and the Debtors are authorized to consummate the Plan immediately upon entry of this Confirmation Order.

E.     Approval of Discharge of Claims and Termination of Interests

9.     The Plan discharge provision as set forth in Section XI.A of the Plan and the termination of interest provisions of Section IV.F of the Plan are approved in all respects, are incorporated herein in their entirety, are so ordered and shall be immediately effective on the Effective Date of the Plan without further order or action on the part of the Bankruptcy Court or any other party.

10.     As of the Effective Date, pursuant to sections 524 and 1141 of the Bankruptcy Code, the Debtors who are to become Reorganized Purchased Debtors shall be discharged of all Claims and other debts and Liabilities, in accordance with Section XI.A.2 of the Plan.

11.    Pursuant to section 1141(d)(3) of the Bankruptcy Code, the Plan and the Confirmation Order shall not discharge any Debtor who does not become a Reorganized Purchased Debtor from any Claim or Liability that arose before the Confirmation Date; provided, however, that no holder of a Claim against any Debtor may, on account of such Claim, seek or receive any payment or other distribution from, or seek recourse against, any Debtor, Reorganized Debtor, their respective successors or their respective property, except as expressly provided in the Plan.

F.     Release of Liens

12.     The release and discharge of Liens provisions as set forth in Section IV.G of the Plan are approved in all respects, are incorporated herein in their entirety, are so ordered and shall be immediately effective on the Effective Date of the Plan without further order or action on the part of the Bankruptcy Court. As of the Effective Date, the Reorganized Debtors shall be authorized to file on behalf of creditors UCC-3 or other forms as may be necessary to implement this Confirmation Order and Section IV.G of the Plan.

13.     All entities holding Claims against or Interests in the Debtors that are treated under the Plan are hereby directed to execute, deliver, file or record any document, and to take any action necessary to implement, consummate and otherwise effect the Plan in accordance with its terms, and all such entities shall be bound by the terms and provisions of all documents executed and delivered by them in connection with the Plan.

G.     Injunctions

14.     Except as provided in the Plan or this Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan shall be permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or Liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtors, Reorganized Debtors, Estates, BII Distribution Trust, Distribution Trust Representative or their respective property, other than to enforce any right pursuant to the Plan to a Distribution; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, Reorganized Debtors, Estates, BII Distribution Trust, Distribution Trust Representative or their respective property, other than as permitted pursuant to (a) above; (c) creating, perfecting or enforcing any Lien against the Debtors, Reorganized Debtors, Estates, BII Distribution Trust, Distribution Trust Representative or their respective property; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors, Reorganized Debtors, Estates, BII Distribution Trust or Distribution Trust Representative; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

15.     As of the Effective Date, all entities that have held, currently hold or may hold any Liabilities that are released pursuant to the Plan shall be permanently enjoined from taking any of the following actions against any released entity or its property on account of such released Liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any Lien; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

16. Without limiting the scope, extent, validity or enforceability of the injunctive relief set forth in the Plan or in this Confirmation Order, by accepting Distributions pursuant to the Plan, each holder of an Allowed Claim receiving Distributions pursuant to the Plan shall be deemed to have specifically consented to the injunctions set forth in the Plan and in this Confirmation Order.

H.     Implementation of the WLR Purchase Agreement

17.     Concurrently with the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall sell and transfer the Purchased Assets and issue New Subsidiary Equity Interests (or issue New Common Stock, if applicable) to the Buyer in consideration for its payment of the Purchase Price to the BII Distribution Trust, in cash, subject to adjustment in accordance with the WLR Purchase Agreement. The BII Distribution Trust shall use the Purchase Price and its other assets to fund all Distributions to be made by the BII Distribution Trust under the Plan. On or after the Confirmation Date, the applicable Debtors, Reorganized Debtors or Buyer may take such actions as are consistent with the WLR Purchase Agreement and may be necessary or appropriate to effect the transactions contemplated by the WLR Purchase Agreement, including: (a) the execution and delivery of appropriate agreements or other documents containing terms that are consistent with the terms of the Plan, the WLR Purchase Agreement and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan, the WLR Purchase Agreement and such other terms to which the applicable entities may agree; and (c) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions.

I.     Restructuring Transactions

18.     On or after the Confirmation Date, pursuant to appropriate provisions of applicable state business corporation laws and sections 1123(a) and 1142(b) of the Bankruptcy Code, the applicable Debtors, Reorganized Debtors or Buyer are authorized to enter into such Restructuring Transactions and take any and all such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or simplify the overall corporate structure of the Reorganized Debtors and make all filings and recordings in connection therewith, all as contemplated by, among others, Sections IV.B and IV.C of the Plan, and in accordance with applicable terms of the Plan and this Confirmation Order.

19.     Pursuant to section 1142 of the Bankruptcy Code and section 303 of the Delaware General Corporation Law and any comparable provisions of the business corporation law of any other state (collectively, the “Reorganization Effectuation Statutes”), without further action by the Bankruptcy Court or the stockholders, members, managers or board of directors of any Debtor or Reorganized Debtor, the Debtors and the Reorganized Debtors are authorized to: (a) effect and implement the Restructuring Transactions contemplated by, among others, Sections IV.B and IV.C of the Plan; (b) cause to be filed with the Secretary of State of the State of Delaware or any other applicable state or local official any and all certificates, agreements or plans of merger, consolidation, restructuring, disposition, liquidation, dissolution or amendment thereto, as applicable (collectively, the “Governance Documents”); and (c) take or cause to be taken all such other actions, including the making of appropriate filings or recordings as may be required under appropriate provisions of applicable state business or any other applicable law, or as any of the Chairman of the Board, Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, Chief Operating Officer, Senior Vice President or any Vice President of each Debtor or Reorganized Debtor or the Distribution Trust Representative

(collectively, the “Responsible Officers”) of the appropriate Debtor or Reorganized Debtor may determine are necessary or appropriate in connection with the provisions of the Plan and the Governance Documents. After the Effective Date or the effective time of any applicable Restructuring Transaction, each of the Reorganized Debtors are authorized to amend or restate their respective certificates of incorporation or by-laws or similar constituent documents as permitted by applicable state law, subject to the terms and conditions of such constituent documents.

J.     Creation of BII Distribution Trust

20.     The creation and implementation of the BII Distribution Trust, the execution and terms of the BII Distribution Trust Agreement, the appointment and authority of the Distribution Trust Representative and the provisions of Section IV.B.6 of the Plan are approved in all respects, are incorporated herein in their entirety, are so ordered and shall be immediately effective on the Effective Date of the Plan without further order or action on the part of the Bankruptcy Court, and the parties thereto are authorized and directed to execute and implement the BII Distribution Trust Agreement.

21.     On the Effective Date, the Burlington Fabrics Trustee, after the payment of or reserve for any unpaid expenses of the Burlington Fabrics Trustee under the Burlington Fabrics Trust Agreement, is authorized and directed to transfer the funds held in the Burlington Fabrics Irrevocable Trust to the BII Distribution Trust for Distribution to the creditors of Burlington Fabrics pursuant to Article VI of the Plan.

K.     Sale to Buyer Free And Clear

22.     The transfer of property of the Debtors’ Estates to the Buyer shall occur, pursuant to the WLR Purchase Agreement and sections 363, 1123(a) and 1123(b) of the Bankruptcy Code, concurrently with the Effective Date. Such property shall be transferred to the

Buyer free and clear of any and all Claims, Liens and Interests, pursuant to section 363(f) of the Bankruptcy Code and this Confirmation Order and shall include, to the extent applicable, the New Subsidiary Equity Interests and assets of any Reorganized Purchased Debtors issued or transferred to the Buyer. In order to enforce the discharge and the transfer of such assets free and clear of all Liens, this Court hereby retains exclusive jurisdiction over any claims made against the Debtors, Reorganized Debtors and/or Buyer and their immediate transferees, successors and assigns arising out of or related to the assets acquired by Buyer. Buyer shall be afforded the protection of section 363(m) of the Bankruptcy Code immediately upon the entry of this Confirmation Order.

L.     Exemption From Securities Laws

23.     Pursuant to, and to the fullest extent permitted under, section 1125(e) of the Bankruptcy Code, the Debtors’ transmittal of solicitation materials, their solicitation of acceptances of the Plan and their offering, issuance and distribution of the New Common Stock or New Subsidiary Equity Interests are not and shall not be governed by or subject to any otherwise applicable law, rule or regulation governing the solicitation of acceptance of a plan of reorganization or the offer, issuance, sale or purchase of securities.

24.     Pursuant to section 1145(a)(1) of the Bankruptcy Code, the offering, issuance and distribution of the New Common Stock or New Subsidiary Equity Interests pursuant to the Plan in respect of Claims or Interests are, and shall be, exempt from section 5 of the Securities Act of 1933, as amended (the “Securities Act”) and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer or underwriter of, or broker or dealer in, a security.

25.     Pursuant to, and to the fullest extent permitted under, section 1145 of the Bankruptcy Code, the resale of any New Common Stock or New Subsidiary Equity Interests

shall be exempt from section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities.

M.     Exemption From Taxation

26.     Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under the Plan shall not be taxed under any law imposing a stamp tax or similar tax.

N.     Executory Contracts and Unexpired Leases

27.     Except as otherwise modified herein, the Executory Contract and Unexpired Lease provisions of Article V of the Plan are specifically approved in all respects, are incorporated herein in their entirety and are so ordered. The Debtors are authorized to assume, assume and assign or reject Executory Contracts and Unexpired Leases in accordance with Article V of the Plan and the Contract Procedures Order.

28.     All Executory Contracts and Unexpired Leases being assumed, pursuant to Section V.A of the Plan, are hereby authorized to be assigned by the applicable Debtor or Reorganized Debtor to the Buyer or its affiliates, as appropriate, to the fullest extent permissible under section 365 of the Bankruptcy Code, notwithstanding any provision in any such executory contract or unexpired lease being assumed that restricts or limits such assignment in any way.

29.     This Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, the assumptions and assignments and rejections described in Sections V.A or V.C, pursuant to section 365 of the Bankruptcy Code, as of the later of: (a) the Effective Date; or (b) the resolution of any objection to the proposed assumption, assumption and assignment or rejection of an Executory Contract or Unexpired Lease or the amount of any proposed Cure Amount Claim.

30.     Except for an Executory Contract or Unexpired Lease that was previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court, each Executory Contract and Unexpired Lease entered into by a Debtor prior to the Petition Date that is not assumed pursuant to Section V.A of the Plan nor listed on Exhibit V.C to the Plan and that has not previously expired or terminated pursuant to its own terms shall be rejected pursuant to section 365 of the Bankruptcy Code. This Confirmation Order and the notice of the entry of this Confirmation Order shall provide notice of such rejection.

O.     Claims Bar Dates and Other Claims Matters

31.    General Administrative Claim Bar Date Provisions. Except as otherwise provided in Section III.A.1.e.ii of the Plan, unless previously Filed, requests for payment of Administrative Claims must be Filed and served on the Distribution Trust Representative, pursuant to the procedures specified in this Confirmation Order and the notice of entry of this Confirmation Order, no later than 15 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims and that do not File and serve such a request by the applicable bar date shall be forever barred from asserting such Administrative Claims against the Debtors, Reorganized Debtors, Estates, BII Distribution Trust, Distribution Trust Representative or their respective property, and such Administrative Claims shall be deemed discharged as of the Effective Date. Objections to such requests must be Filed and served on the Distribution Trust Representative and the requesting party by the later of (a) 90 days after the Effective Date or (b) 30 days after the Filing of the applicable request for payment of Administrative Claims.

32.     Professional Compensation. Professionals or other entities asserting a Fee Claim for services rendered before the Effective Date must File and serve on the Distribution Trust Representative, the Fee Auditor and such other entities who are designated by the

Bankruptcy Rules, this Confirmation Order, the Fee Order or other order of the Bankruptcy Court, an application for final allowance of such Fee Claim no later than 30 days after the Effective Date; provided, however, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Court review or approval, pursuant to the Ordinary Course Professionals Order. Objections to any Fee Claim must be Filed and served on the parties who were served with such application and the requesting party by the later of (a) 90 days after the Effective Date or (b) 30 days after the Filing of the applicable request for payment of the Fee Claim. In the event that this Confirmation Order and the terms of the Fee Order are inconsistent, the terms of this Confirmation Order shall govern.

33.     Bar Date for Rejection Claims.   Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an Executory Contract or Unexpired Lease pursuant to Section V.C of the Plan gives rise to a Claim (including any Claims arising from those indemnification obligations described in Section V.E of the Plan) by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Debtors, Reorganized Debtors, Estates, BII Distribution Trust, Distribution Trust Representative, Buyer, their respective successors or their respective properties unless a proof of Claim is Filed and served on the Distribution Trust Representative, pursuant to the procedures specified in the Contract Procedures Order, this Confirmation Order or the notice of the entry of this Confirmation Order, on or before the later of (a) 30 days after the party receives notice of the rejection of an Executory Contract or Unexpired Lease or (b) 30 days after the Effective Date.

34.     28 U.S.C. § 1930 Fees.  Pursuant to Section III.A.1.b of the Plan, on or before the Effective Date, Administrative Claims for fees payable pursuant to 28 U.S.C. § 1930, shall be paid in cash equal to the amount of such Administrative Claims by the Debtors or the BII Distribution Trust, as applicable. After the Effective Date, all fees payable pursuant to 28 U.S.C. § 1930 shall be paid by the BII Distribution Trust, in accordance therewith until the closing, conversion or dismissal of the Reorganization Cases.

P.     Substantive Consolidation Approved

35.     The substantive consolidation of the Debtors solely for the purpose of implementing the Plan, including for purposes of voting, Confirmation and Distributions to be made under the Plan, is approved and it is further ordered that: (a) all assets and Liabilities of the Debtors shall be deemed merged; (b) all guarantees by one Debtor of the obligations of any other Debtor shall be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors; and (c) each and every Claim Filed or to be Filed in the Reorganization Case of any of the Debtors shall be deemed Filed against the consolidated Debtors and shall be deemed one Claim against and a single obligation of the consolidated Debtors. It is further found and ordered that such substantive consolidation (other than for the purpose of implementing the Plan) shall not affect: (a) the legal and corporate structures of the Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to affect restructurings as provided in Section IV.B of the Plan; (b) pre- and post-Effective Date guarantees that are required to be maintained (i) in connection with contracts or leases that were entered into during the Reorganization Cases or Executory Contracts and Unexpired Leases that have been or shall be assumed or (ii) pursuant to the Plan; and (c) the revesting of assets in the separate Reorganized Debtors, the BII Distribution Trust or the Buyer pursuant to Section IV.A of the Plan.

Q.     Actions in Furtherance of the Plan

36.     The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of any Debtor or Reorganized Debtor or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, this Confirmation Order or the transactions contemplated thereby or hereby. In addition to the authority to execute and deliver, adopt or amend, as the case may be, the contracts, instruments, releases and other agreements specifically granted in this Confirmation Order, the Debtors and the Reorganized Debtors are authorized and empowered, without further application to or order of the Bankruptcy Court or further action of their respective stockholders, managers or boards of directors to take any and all such actions as any of its Responsible Officers may determine are necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order. Pursuant to section 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, no further application to or order of the Bankruptcy Court or further action of the directors or stockholders of any Debtor or Reorganized Debtor shall be required for such Debtor or Reorganized Debtor to: (a) enter into, execute and deliver, adopt or amend, as the case may be, any of the contracts, instruments, releases and other agreements or documents and plans to be entered into, executed and delivered, adopted or amended in connection with the Plan and, following the Effective Date, each of such contracts, instruments, releases and other agreements shall be a legal, valid and binding obligation of the applicable Reorganized Debtor, enforceable against such Reorganized Debtor in accordance with its terms subject only to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and to general equitable principles; (b) issue shares of New Common Stock or New Subsidiary Equity Interests pursuant to the Plan; or (c) authorize the Reorganized Debtors to engage in any of the activities set forth in this paragraph or otherwise contemplated by the Plan. Each of the Responsible Officers of each Debtor and Reorganized Debtor is authorized to execute, deliver, file or record such contracts, instruments, financing statements, releases, mortgages, deeds, assignments, leases, applications, registration statements, reports or other agreements or documents and take such other actions as such Responsible Officer may determine are necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, this Confirmation Order and the transactions contemplated thereby or hereby, all without further application to or order of the Bankruptcy Court and whether or not such actions or documents are specifically referred to in the Plan, the Disclosure Statement, the Disclosure Statement Order, this Confirmation Order or the exhibits to any of the foregoing, and the signature of a Responsible Officer on a document executed in accordance with this paragraph shall be conclusive evidence of the Responsible Officer’s determination that such document and any related actions are necessary and appropriate to effectuate and/or further evidence the terms and conditions of the Plan, this Confirmation Order or the transactions contemplated thereby or hereby. The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor is authorized to certify or attest to any of the foregoing actions. Pursuant to section 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, to the extent that, under applicable non-bankruptcy law, any of the foregoing actions would otherwise require the consent or approval of the stockholders or directors of any of the Debtors or Reorganized Debtors, this Confirmation Order shall constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the directors and stockholders of the appropriate Debtor or Reorganized Debtor.

R.     Binding Effect of Prior Orders

37.     Pursuant to section 1141 of the Bankruptcy Code, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders entered in the Reorganization Cases, all documents and agreements executed by the Debtors are authorized and directed thereunder, and all motions or requests for relief by the Debtors pending before the Bankruptcy Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Debtors, the Reorganized Debtors and their respective successors and assigns.

S.     Integration of Confirmation Order Provisions

38.     The provisions of this Confirmation Order are integrated with each other and are nonseverable and mutually dependent.

T.    Final Order

39. This Confirmation Order is a Final Order and the period in which an appeal must be Filed shall commence immediately upon the entry hereof.

U.     Reversal

40.     If any or all of the provisions of this Confirmation Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtors’ receipt of written notice of such order. Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan and all related documents or any amendments or modifications thereto.

V.     Notice of Confirmation of the Plan

41.     Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Debtors or the Reorganized Debtors are directed to serve a notice of the entry of this Confirmation Order and the establishment of bar dates for certain Claims hereunder, substantially in the form of Appendix III attached hereto and incorporated herein by reference (the “Confirmation Notice”), on all parties that received notice of the Confirmation Hearing, no later than 20 Business Days after the Confirmation Date; provided, however, that the Debtors or the Reorganized Debtors shall be obligated to serve the Confirmation Notice only on the record holders of Claims or Interests as of the Confirmation Date and the Indenture Trustee. The Debtors are directed to publish the Confirmation Notice once in the national editions of The Wall Street Journal and The New York Times no later than 20 Business Days after the Confirmation Date. As soon as practicable after the entry of this Confirmation Order, the Debtors shall make copies of this Confirmation Order and the Confirmation Notice available on the Debtors’ website at www.burlington.com.

W.     Miscellaneous Provisions

42.     The Debtors are hereby authorized to amend or modify the Plan at any time prior to the substantial consummation of the Plan, but only in accordance with section 1127 of the Bankruptcy Code and Section XIII.C of the Plan. In addition, without the need for a further order or authorization of this Court, but subject to the express provisions of this Confirmation Order, the Debtors shall be authorized and empowered to make non-material modifications to the documents Filed with the Bankruptcy Court, including exhibits to the Plan or documents forming part of the evidentiary record at the Hearing, in their reasonable business judgment as may be necessary; provided, however, the Debtors shall provide the Creditors’ Committee with five business days notice of such nonmaterial modifications.

43.    Failure specifically to include or reference particular sections or provisions of the Plan or any related agreement in this Confirmation Order shall not diminish or impair the effectiveness of such sections or provisions, it being the intent of the Bankruptcy Court that the Plan be confirmed and such related agreements be approved in their entirety.

44.    Any document related to the Plan that refers to a plan of reorganization of the Debtors other than the Plan confirmed by this Confirmation Order shall be, and it hereby is, deemed to be modified such that the reference to a plan of reorganization of the Debtors in such document shall mean the Plan confirmed by this Confirmation Order, as appropriate.

45.    In the event of an inconsistency between the Plan, on the one hand, and any other agreement, instrument, or document intended to implement the provisions of the Plan, on the other, the provisions of the Plan shall govern (unless otherwise expressly provided for in such agreement, instrument, or document). In the event of any inconsistency between the Plan or any agreement, instrument, or document intended to implement the Plan, on the one hand, and this Confirmation Order, on the other, the provisions of the Plan shall govern.

46.    In accordance with Section IX.D of the Plan, if the Effective Date does not occur, then (a) the Plan shall be null and void in all respects, and (b) nothing contained in the Plan shall be deemed to constitute a waiver or release of any claims by or against, or any Interest in the Debtors, or prejudice in any manner the rights of a Debtor or any other party in interest.

47.    Notwithstanding the entry of this Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain such jurisdiction over the Reorganization

Cases after the Effective Date as is legally permissible, including jurisdiction over those matters and issues describe in Article XII of the Plan.

Dated: October 31, 2003

    Wilmington, Delaware

/s/ RANDALL J. NEWSOME

UNITED STATES BANKRUPTCY JUDGE

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